Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements of HKN, Inc. of our report dated February 18, 2010, relating to the consolidated financial statements, which appears in this Amendment No. 2 to Form 10-K for the year ended December 31, 2009.

Form	Description

S-3	Registration of 567,154* shares of common stock (No. 333-117566)

S-3	S-3 Registration of 904,212* shares of common stock (No. 333-127824)

* Reflects the one for twenty-two and four-tenths reverse stock split that became effective June 5, 2007.

/s/ Hein & Associates, LLP

Dallas, Texas

February 2, 2011